SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K



                          CURRENT REPORT
             Pursuant to Section 13 or 15 (d) of
             The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):

                         December 19, 1997



                 FIRST FINANCIAL CORPORATION
    (Exact name of registrant as specified in its charter)



     Indiana                 0-16759                 35-1546989
(State of Incorporation) Commission File Number    IRS Employer
                                                   Identification
                                                    Number


      One First Financial Plaza, Terre Haute, Indiana 47807
             (Address of Principal Executive Offices)



                          812-238-6000
                (Registrant's Telephone Number)







Item 5.   Other Events.

           See the Press Release attached as Exhibit 28.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibit.

    (c)    Exhibits

           28. Press Release issued by the Registrant on December 16, 1997.





                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              FIRST FINANCIAL CORPORATION



DATE:  December 19, 1997      BY:     (Signature)
                                 Donald E. Smith, President





December 16, 1997
Contact: John W. Perry
Telephone: 812-238-6000
FOR IMMEDIATE RELEASE


              FIRST FINANCIAL CORPORATION ANNOUNCES
                   AFFILIATION WITH MORRIS PLAN


(Terre Haute, Indiana)-First Financial Corporation, the holding company for Terre Haute First National Bank, and Morris Plan Company of Terre Haute, Inc. (Morris Plan), have agreed in principle to an affiliation in which Morris Plan will become a wholly-owned subsidiary of First Financial Corporation. Under the terms of the proposed affiliation, shareholders of Morris Plan will receive for each share of Morris Plan, 340.7155 shares of First Financial Corporation common stock, subject to certain conditions.

Donald E. Smith, Chairman of the Board and President of First Financial Corporation, and Josie George, President of Morris Plan, announced the proposed affiliation. Consummation of the transaction, expected in the first quarter of 1998, is subject to certain conditions, including approval of the transaction by the shareholders of Morris Plan, and approval of the transaction by the regulatory agencies.

First Financial Corporation has assets of approximately $1.66 billion, capital of approximately $162.4 million and eight (8) wholly-owned bank subsidiaries in west-central Indiana and east-central Illinois. The Morris Plan has assets of approximately $38 Million, capital of approximately $4.6 million. First Financial is the holding company for Terre Haute First National Bank, First State Bank, First Citizens State Bank, First Farmers State Bank, First Parke State Bank in Indiana and First Ridge Farm State Bank, First National Bank of Marshall and First Crawford State Bank in Illinois. First Financial Corporation shares are quoted on the National Association of Securities Dealers Automated Quotations Systems, National Market Issues, under the symbol "THFF".